EXHIBIT 99

                                  INDEX TO EXHIBITS


4.1 Indenture dated as of September 1, 1997, between Global Marine Inc. and Wilmington Trust Company, as Trustee, relating to Debt Securities of the Registrant. (Incorporated herein by this reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-4 (No. 333-39033) filed with the Commission on October 30, 1997.)

4.2 Purchase Agreement dated as of September 10, 1997, between Global Marine Inc. and Salomon Brothers Inc, individually and as representative of the Initial Purchasers of the Registrant's 7-1/8% Notes Due 2007. (Incorporated herein by this reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-4 (No. 333-39033) filed with the Commission on October 30, 1997.)

4.3 Registration Rights Agreement dated September 15, 1997, between Global Marine Inc. and Salomon Brothers Inc, individually and as representative of the Initial Purchasers of the Registrant's 7-1/8% Notes Due 2007. (Incorporated herein by this reference to Exhibit 4.3 of the Registrant's Registration Statement on Form S-4 (No. 333-39033) filed with the Commission on October 30, 1997.)

4.4 Form of 7-1/8% Exchange Note Due 2007. (Incorporated herein by this reference to Exhibit 4.4 of the Registrant's Registration Statement on Form S-4 (No. 333-39033) filed with the Commission on October 30, 1997.)

4.5  Terms of 7-1/8% Notes Due 2007.  (Incorporated herein by this reference to
     Exhibit 4.5 of the Registrant's Registration Statement on Form S-4
     (No. 333-39033) filed with the Commission on October 30, 1997.)

10.1 Resolution dated August 5, 1997, regarding Directors' Compensation.

15.1 Letter of Independent Accountants regarding Awareness of Incorporation by Reference.

27.1 Financial Data Schedule. (Exhibit 27.1 is being submitted as an exhibit only in the electronic format of this Quarterly Report on Form 10-Q being submitted to the Securities and Exchange Commission. Exhibit 27.1 shall not be deemed filed for purposes of Section 11 of the Securities Act of 1933, Section 18 of the Securities Exchange Act of 1934 or Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.)

99.1 Amendment No. 1 to Amended and Restated Credit Agreement among Global Marine Inc., Various Lending Institutions, Bankers Trust Company as Administrative Agent, Societe Generale as Managing Agent, and Christiania Bank OG Kreditkasse ASA New York Branch, Credit Lyonnais New York Branch, and the Bank of Nova Scotia as Co-Agents, Amended and Restated as of July 15, 1997.